SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   Form 8-K/A

                          AMMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       December 15, 1997
                                                --------------------------------

                         Champion Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           UTAH                         0-19499                   88-0169547
--------------------------------------------------------------------------------
(State of other jurisdiction          (Commission               (IRS Employer
    of incorporation)                 File Number)           Identification No.)



9495 East San Salvador Drive, Scottsdale, Arizona                   85258
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code        (602) 451-8575
                                                  ------------------------------

Champion Financial Corporation, a Utah Corporation, hereby amends Item 7 of its report on Form 8-K dated December 15, 1997.

Item 7.    Financial Statements

           (a)      Financial Statements:

                    i) March 31, 1997 Audited Financial Statements of HealthStar, Inc. and Report of Independent Auditors.
                    ii) September 30, 1997 Unaudited Financial Statements of HealthStar, Inc.

           (b)      Pro Forma Financial Information

                           HEALTHSTAR, INC.

                           Financial Statements

                           March 31, 1997 and 1996

                           (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
HealthStar, Inc.:


We have audited the accompanying balance sheet of HealthStar, Inc. as of March 31, 1997, and the related statements of operations and accumulated deficit, and cash flows for the years ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthStar, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the years ended March 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and events of default on its long-term debt that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              KPMG Peat Marwick LLP



Phoenix, Arizona
November 21, 1997

                                HEALTHSTAR, INC.

                                  Balance Sheet

                                 March 31, 1997



                                                Assets

Current assets (note 5):
    Cash and cash equivalents                                                                   $   151,363
    Accounts receivable, net of allowance for doubtful accounts of $500,000 (note 7)              2,269,716
    Prepaid expenses                                                                                 65,921
                                                                                                -----------

           Total current assets                                                                   2,487,000

Furniture and equipment (notes 2 and 5):
    Furniture                                                                                       749,867
    Equipment                                                                                     3,123,789
    Accumulated depreciation                                                                     (2,439,317)
                                                                                                -----------

           Net furniture and equipment                                                            1,434,339


Deposits                                                                                             45,018
                                                                                                -----------

                                                                                                $ 3,966,357
                                                                                                ===========

                               Liabilities and Stockholder's Deficiency

Current liabilities:
    Note payable to bank (note 5)                                                               $ 3,555,210
    Accrued expenses                                                                              1,651,529
    Accounts payable                                                                              1,757,408
    Other current liabilities                                                                        86,682
                                                                                                -----------

           Total current liabilities                                                              7,050,829

Due to stockholder (note 6)                                                                       2,163,565
                                                                                                -----------

           Total liabilities                                                                      9,214,394

Stockholder's deficiency:
    Common stock, no par value; authorized 10,000 shares; issued and outstanding 6,531 shares       215,000

    Accumulated deficit                                                                          (5,463,037)
                                                                                                -----------

           Total stockholder's deficiency                                                        (5,248,037)

Commitments and contingencies (notes 1, 5, 7 and 8)
                                                                                                -----------

                                                                                                $ 3,966,357
                                                                                                ===========

See accompanying notes to financial statements.

                                HEALTHSTAR, INC.

                Statements of Operations and Accumulated Deficit

                                                                            Years ended March 31,
                                                                       ------------------------------
                                                                            1997              1996
                                                                       ------------      ------------

Net revenues                                                           $ 19,180,704        17,614,882

Operating expenses:
    Salaries and wages                                                    9,482,192         7,864,709
    Employee benefits                                                     1,510,837         1,292,729
    Purchased services and professional fees                              4,633,526         3,812,563
    Supplies, postage and other general                                   1,982,808         1,568,425
    Travel and entertainment                                                711,859           583,674
    Marketing and advertising                                               589,581           308,183
    Rent and utilities                                                    1,754,915         1,489,859
    Insurance and other taxes                                                72,333            55,507
    Depreciation and amortization                                           557,902           459,190
                                                                       ------------      ------------
                                                                         21,295,953        17,434,839

           Income (loss) from operations                                 (2,115,249)          180,043

Other (expense):
    Interest expense                                                       (424,619)         (367,214)
    Goodwill impairment (note 3)                                         (2,013,806)             --
    Loss from long-term investment (note 4)                                    --          (1,031,250)
                                                                       ------------      ------------

           Net loss                                                      (4,553,674)       (1,218,421)

Retained earnings (accumulated deficit) at beginning of year               (909,363)          309,058
                                                                       ------------      ------------

(Accumulated deficit) at end of year                                   $ (5,463,037)         (909,363)
                                                                       ============      ============

Loss per common share                                                  $     697.24            186.56
                                                                       ============      ============

Weighted average common shares outstanding                                    6,531             6,531
                                                                       ============      ============

See accompanying notes to financial statements.

                                HEALTHSTAR, INC.

                            Statements of Cash Flows

                             March 31, 1997 and 1996

                                                                                    Years ended March 31,
                                                                                 --------------------------
                                                                                     1997           1996
                                                                                 -----------      ---------
Cash flows from operating activities:
    Net loss                                                                     $(4,553,674)    (1,218,421)
    Adjustments to reconcile net loss to net cash provided (used) by operating activities:
      Loss on disposal of fixed assets                                                23,868         15,428
      Loss from long-term investment                                                    --        1,031,250
      Goodwill impairment                                                          2,013,806           --
      Depreciation and amortization                                                  557,902        459,190
      (Increase) decrease in:
        Accounts receivable                                                          478,254        500,457
        Prepaid expenses                                                              84,877       (111,236)
        Deposits                                                                      (1,659)        (4,478)
      Increase (decrease) in:
        Accounts payable                                                           1,255,990        (58,400)
        Accrued expenses                                                             976,512        128,882
        Other current liabilities                                                     (3,786)       (53,206)
                                                                                 -----------    -----------

                Net cash provided by operating activities                            832,090        689,466
                                                                                 -----------    -----------

Cash flows from investing activities:
    Purchase of property and equipment                                              (934,204)      (537,500)
    Purchase of long-term investments                                                   --       (1,031,250)
    Proceeds from sale of fixed assets                                                13,205           --
    Purchase of businesses                                                        (1,053,142)      (300,392)
                                                                                 -----------    -----------

                Net cash used in investing activities                             (1,974,141)    (1,869,142)
                                                                                 -----------    -----------

                                HEALTHSTAR, INC.

                                                                         Years ended March 31,
                                                                      --------------------------
                                                                          1997          1996
                                                                      -----------    -----------
Cash flows from financing activities:
    Proceeds from borrowings                                          $ 6,538,920      2,500,000
    Repayments of debt                                                 (5,358,710)      (183,655)
    Shareholder loans - net                                               (15,872)    (2,536,776)
                                                                      -----------    -----------

                Net cash provided by (used in) financing activities     1,164,338       (220,431)
                                                                      -----------    -----------

                Net increase (decrease) in cash                            22,287     (1,400,107)

Cash at beginning of year                                                 129,076      1,529,183
                                                                      -----------    -----------

Cash at end of year                                                   $   151,363        129,076
                                                                      ===========    ===========

Supplemental cash flow information:
    Cash paid for interest                                            $   424,619        367,214
                                                                      ===========    ===========

See accompanying notes to financial statements.

                                HEALTHSTAR, INC.

                          Notes to Financial Statements

                             March 31, 1997 and 1996



(1)    Matters of Business

       The Company is principally engaged as a preferred provider organization ("PPO"), while also providing health care financial services to hospitals and other health care facilities throughout the United States. Its customer base for its PPO programs include a large number of insurers, third-party administrators, Health and Welfare Funds and self-funded employers.

       The financial statements of HealthStar, Inc. have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has recently experienced increasing operating losses, a net capital deficiency, and violation of certain technical covenants of its bank loans. These factors indicate a significant problem with the ability of management to continue to operate HealthStar, Inc. as a going concern. Management has attempted to remedy the operating losses and capital deficiency problems through a focus on cost control and revenue increase. To date, these efforts have not been successful. In addition, management has entered into an agreement with American National Bank to forbear existing remedies under the default provisions of the related debt through December 15, 1997.

       Management believes that it will not be able to remedy the events of default subsequent to the forbearance date. Accordingly, management has entered into a letter of intent to sell all of the stock of the Company, and substantially all of the operations of the Company, to another company. The letter of intent provides for a settlement of the bank debt and an infusion of capital sufficient to operate HealthStar, Inc. as a going concern. Although there can be no assurance that this sale will close, management believes that the ultimate sale of the business will result in the ability of the Company to operate as a going concern. Accordingly, no adjustments have been made to the financial statements of the Company to reflect the outcome of this uncertainty.


(2)    Summary of Significant Accounting Policies

       Revenue Recognition

       Revenue is derived from monthly charges for payor access fees which are contractually determined. Certain contracts require that revenue be recognized based upon a percentage of savings on each claim, which is billed after the claim is processed.

       Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       Cash and Cash Equivalents

       For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                                HEALTHSTAR, INC.
                    Notes to Financial Statements, Continued


       Loss Per Share

       Loss per share is based upon the weighted average number of shares of common stock. There are no significant dilutive factors outstanding.

       Fair Value of Financial Instruments

       The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management believes that the carrying amounts of current assets and liabilities approximate fair value because of the short maturity of these instruments. The carrying amount of long-term debt approximates fair value because instrument rates and terms are generally equivalent to comparable debt instruments available to the Company.

       Furniture and Equipment

       Furniture and equipment are stated at cost. Depreciation on furniture and equipment is calculated using an accelerated method over the estimated useful lives of 7 years for furniture and 3 to 5 years for equipment.

       Goodwill

       Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 20 years. Accumulated amortization of goodwill was approximately $58,000 prior to the write-off discussed in note 3. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

       The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       Income Taxes

       The Company has elected S Corporation status under the provisions of the Internal Revenue Code. As such, the stockholder is taxed on his share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain states in which the Company conducts business require income taxes to be paid on S Corporation earnings. These amounts are immaterial.

                                HEALTHSTAR, INC.
                    Notes to Financial Statements, Continued


       For pro forma disclosure purposes, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       At March 31, 1997 the Company has approximately $2,600,000 of state net operating loss carryforwards which expire through 2010. There are no significant deferred income tax expense or benefit items at March 31, 1997. Due to the uncertainty related to the realization of net operating loss carryforwards management considers it more likely than not that all of the resulting deferred tax asset will not be realized and a valuation allowance has been recorded for the full amount of the carryforward.


(3)    Acquisitions

       In January 1997, the Company purchased the assets of Health Mark Corporation for approximately $400,000, the entire amount of which was paid in excess of the market value of the asset acquired and designated as goodwill.

       In October 1996, the Company purchased the assets of Health Strategies, Inc. for $705,000. The acquisition was accounted for using the purchase method, the entire amount of which is considered to be excess purchase cost.

       In November 1996, the Company purchased various health networks located throughout the United States for approximately $300,000, the entire amount of which is considered to be excess purchase cost.

       Prior to April 1, 1995, the Company purchased the assets of Corporate Health Services, Inc. for $750,000. The acquisition was accounted for using the purchase method, of which $728,000 is considered to be excess purchase cost.

       Management has assessed goodwill and determined that future operating cash flows are insufficient to recover the recorded cost and therefore a charge to earnings has been effected.


(4)    Long-term Investment

       During the year ended March 31, 1996, the Company invested $1,031,250 in an enterprise that in turn was investing in the technological development and production of certain machinery. Shortly after making the investment, the Company began legal proceedings against management of that enterprise alleging fraudulent actions and lack of delivery of the assets purchased. Management decided during the year ended March 31, 1996 that the investment was worthless and that recovery of the invested funds was unlikely, and the entire investment was written off.

                                HEALTHSTAR, INC.
                    Notes to Financial Statements, Continued


(5)    Debt

       As of March 31, 1997, the Company had a revolving credit agreement with American National Bank with a borrowing limit of $1,750,000 bearing interest at the prime rate. The note is due August 31, 1997 and is subject to the terms of the bank's general security agreement. The note is guaranteed by the stockholder. The borrowings at March 31, 1997 were $967,710. At November 21, 1997, the borrowings under this agreement were approximately $1,400,000.

       The Company's long-term debt consists of the following at March 31, 1997:

            Note payable to  American  National  Bank due on
              December  31,  1998,   with  fixed   quarterly
              principal  payments of $125,000  plus interest
              on the unpaid balance at prime (8.25% at March
              31, 1997), secured by all of the assets of the
              Company and  guaranteed  by the  stockholder            $1,875,000

            Note payable to  American  National  Bank due on
              December   31,   1999,   with  fixed   monthly
              principal payments of $12,500 plus interest on
              the unpaid  balance  at prime  (8.25% at March
              31, 1997), secured by all of the assets of the
              Company  and  guaranteed  by  the  stockholder             712,500
                                                                      ----------
                                                                      $2,587,500
                                                                      ==========


       All borrowings are collateralized by a general security agreement covering substantially all assets of the Company. The loans have certain covenants among which are maintenance of minimum levels of net worth and cash flow coverage, as defined. The Company is in technical violation of certain covenants related to this debt, but it has received a forbearance of the remedy provisions of the debt through December 15, 1997.

       At March 31, 1997 the Company had a standby letter of credit in the amount of $200,000, none of which has been borrowed.

       The aggregate maturities of long-term debt for each year subsequent to March 31, 1997 are as follows: 1998, $650,000, and 1999, $1,937,500.


(6)    Due to Stockholder

       At March 31, 1997, the amount due to the sole shareholder of the Company was $2,163,565. This debt is unsecured. Interest was paid periodically at a rate of 6.75% until December 1995 when the rate changed to 8.0%. Interest expense on the shareholder loan totaled $183,311 and $173,200 in 1997 and 1996, respectively.

       The note has no scheduled repayment terms and is subordinated to the debt of the bank.

                                HEALTHSTAR, INC.
                    Notes to Financial Statements, Continued


(7)    Business and Credit Risk

       The Company operates in a very competitive market. Its success is dependent upon the ability of its marketing group to identify and contract with insurance companies and self-funded companies, to effectively administer repricing claims, and to expand into new markets and opportunities through acquisition. Changes in the insurance and health care industries may significantly affect management's estimates of the Company's performance.

       The Company's customers are located throughout the United States. Management estimates an allowance for doubtful accounts based upon the creditworthiness of its customers, as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of bad debts.

       No account receivable from any customer exceeded $226,000 at March 31, 1997, nor did any customer account for more than $1,863,000 of revenue.

       The Company maintains cash and cash equivalents with one financial institution. Amounts in excess of insured limits were approximately $125,000 at March 31, 1997.


(8)    Commitments and Contingencies

       The Company leases its facilities and certain office equipment under various operating leases. The lease terms vary from one to 10 years. Rent expense under such operating leases amounted to $1,022,238 and $921,444 in 1997 and 1996, respectively.

       Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) at March 31, 1997 are as follows:

                  Years ended
                   March 31,               Amount
                   ---------          ----------------
                      1998           $    1,075,889
                      1999                  978,513
                      2000                  774,179
                      2001                  612,401
                      2002                  562,131
                  Beyond 2002             2,656,472
                                      ----------------

                                     $    6,659,585
                                      ================


       The Company has a 401(k) Plan covering substantially all of its employees. Under this plan, the Company does not contribute any funds on behalf of the participants. The only cost to the Company is the administrative costs incurred by the plan, which was $10,034 in 1997 and $7,054 in 1996.

       The Company has an employee medical benefit plan to self-insure claims up to $65,000 per year for each individual covered. Claims above $65,000 are covered by a stop - loss insurance policy. At March 31, 1997, management believes that the Company has made provisions sufficient to cover estimated claims, including claims incurred but not yet reported.

                                HEALTHSTAR, INC.
                    Notes to Financial Statements, Continued


       Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment or remediation can be reasonably estimated. The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                                HEALTHSTAR, INC.



                         Unaudited Financial Statements

                               September 30, 1997

                                HEALTHSTAR, INC.

                                  Balance Sheet

                               September 30, 1997
                                   (Unaudited)

                                                Assets
Current assets (note 3):
    Cash and cash equivalents                                                            $    481,360
    Accounts receivable, net of allowance for doubtful accounts of $500,000                 2,197,730
    Prepaid expenses                                                                           27,227
                                                                                         ------------

           Total current assets                                                             2,706,317

Furniture and equipment (notes 2 and 3):
    Furniture and equipment                                                                 3,857,692
    Accumulated depreciation                                                               (2,679,076)
                                                                                         ------------

           Net furniture and equipment                                                      1,178,616

Deposits                                                                                       37,730
                                                                                         ------------

                                                                                         $  3,922,663
                                                                                         ============

                               Liabilities and Stockholder's Deficiency


Current liabilities:
    Note payable to bank (note 3)                                                        $  3,987,500
    Accrued expenses                                                                        1,104,723
    Accounts payable                                                                        1,707,762
    Other current liabilities                                                               1,486,823
                                                                                         ------------

           Total current liabilities                                                        8,286,808

Due to stockholder (note 4)                                                                 2,474,937
                                                                                         ------------

           Total liabilities                                                               10,761,745

Stockholder's deficiency:
    Common stock, no par value; authorized 10,000 shares; issued and outstanding 6,531
      shares                                                                                  215,000
    Accumulated deficit                                                                    (7,054,082)
                                                                                         ------------
Total stockholder's deficiency                                                             (6,839,082)
                                                                                         ------------

                                                                                         $  3,922,663
                                                                                         ============

See accompanying notes to unaudited financial statements

                                HEALTHSTAR, INC.

                 Statement of Operations and Accumulated Deficit

                For the six-month period ended September 30, 1997
                                   (Unaudited)


Net revenues                                                                              $ 8,562,222


Operating expenses:
    Salaries and wages                                                                      4,763,345
    Employee benefits                                                                         852,600
    Purchased services                                                                      1,643,205
    Professional fees                                                                         356,863
    Supplies, postage and other general                                                       470,061
    Travel and entertainment                                                                  378,957
    Marketing and advertising                                                                 111,968
    Rent and utilities                                                                      1,057,228
    Insurance and other taxes                                                                 101,486
    Depreciation and amortization                                                             203,203
                                                                                          -----------
                                                                                            9,938,916

           (Loss) from operations                                                          (1,376,694)

Other (expense):
    Interest expense                                                                         (214,351)
                                                                                          -----------

           Net loss                                                                        (1,591,045)

Accumulated deficit at beginning of period                                                 (5,463,037)
                                                                                          -----------

Accumulated deficit at end of period                                                      $(7,054,082)
                                                                                          ===========

Loss per common share                                                                     $   (243.61)
                                                                                          ===========

Weighted average common shares outstanding                                                      6,531
                                                                                          ===========

See accompanying notes to unaudited financial statements.

                                HEALTHSTAR, INC.

                             Statement of Cash Flows

                         For the six-month period ended
                               September 30, 1997
                                   (Unaudited)

Cash flows from operating activities:
    Net loss                                                                              $(1,591,045)
    Adjustments to reconcile net loss to net cash  provided  (used) by operating activities:
       Depreciation and amortization                                                          203,203
       Provision for doubtful accounts                                                        150,000
       (Increase) decrease in:
        Accounts receivable                                                                    71,987
        Prepaid expenses                                                                       38,694
        Deposits                                                                                7,288
       Increase (decrease) in:
        Accounts payable                                                                      (49,646)
        Accrued expenses                                                                     (546,806)
        Other current liabilities                                                           1,400,141
                                                                                          -----------

                Net cash (used in) operating activities                                      (316,184)
                                                                                          -----------

Cash flows (used in) investing activities:
    Purchase of property and equipment                                                        (97,654)
                                                                                          -----------

                Net cash (used in) investing activities                                       (97,654)
                                                                                          -----------

Cash flows from financing activities:
    Proceeds from borrowings                                                                1,260,290
    Repayments of debt                                                                       (828,000)
    Shareholder loans - net                                                                   311,545
                                                                                          -----------

                Net cash provided by financing activities                                     743,835
                                                                                          -----------

                Net increase in cash                                                          329,997

Cash at beginning of period                                                                   151,363
                                                                                          -----------

Cash at end of period                                                                     $   481,360
                                                                                          ===========
Supplemental cash flow information:
    Cash paid for interest                                                                $   219,600
                                                                                          ===========

See accompanying notes to unaudited financial statements.

                                HEALTHSTAR, INC.

                     Notes to Unaudited Financial Statements

                               September 30, 1997



(1)    Matters of Business

       The Company is principally engaged as a preferred provider organization (APPO@), while also providing health care financial services to hospitals and other health care facilities throughout the United States. Its customer base for its PPO programs include a large number of insurers, third-party administrators, Health and Welfare Funds and self-funded employers.

       The financial statements of HealthStar, Inc. have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has recently experienced increasing operating losses, a net capital deficiency, and violation of certain technical covenants of its bank loans. These factors indicate a significant problem with the ability of management to continue to operate HealthStar, Inc. as a going concern. Management has attempted to remedy the operating losses and capital deficiency problems through a focus on cost control and revenue increase. To date, these efforts have not been successful. In addition, management has entered into an agreement with American National Bank to forbear existing remedies under the default provisions of the related debt through December 15, 1997.

       Management believes that it will not be able to remedy the events of default subsequent to the forbearance date. Accordingly, management has entered into a letter of intent to sell all of the stock of the Company, and substantially all of the operations of the Company, to another company. The letter of intent provides for a settlement of the bank debt and an infusion of capital sufficient to operate HealthStar, Inc. as a going concern. Although there can be no assurance that this sale will close, management believes that the ultimate sale of the business will result in the ability of the Company to operate as a going concern. Accordingly, no adjustments have been made to the financial statements of the Company to reflect the outcome of this uncertainty.


(2)    Summary of Significant Accounting Policies

       Revenue Recognition

       Revenue is derived from monthly charges for payor access fees which are contractually determined. Certain contracts require that revenue be recognized based upon a percentage of savings on each claim, which is billed after the claim is processed.

       Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       Cash and Cash Equivalents

       For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                                HEALTHSTAR, INC.

       Loss Per Share

       Loss per share is based upon the weighted average number of shares of common stock. There are no significant dilutive factors outstanding.

       Fair Value of Financial Instruments

       The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management believes that the carrying amounts of current assets and liabilities approximate fair value because of the short maturity of these instruments. The carrying amount of long-term debt approximates fair value because instrument rates and terms are generally equivalent to comparable debt instruments available to the Company.

       Furniture and Equipment

       Furniture and equipment are stated at cost. Depreciation on furniture and equipment is calculated using an accelerated method over the estimated useful lives of 7 years for furniture and 3 to 5 years for equipment.

       Goodwill

       Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 20 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       Impairment of Long-Lived Assets and Long-Lived Assets to Be
       Disposed Of

       The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       Income Taxes

       The Company has elected S Corporation status under the provisions of the Internal Revenue Code. As such, the stockholder is taxed on his share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain states in which the Company conducts business require income taxes to be paid on S Corporation earnings. These amounts are immaterial.

                                HEALTHSTAR, INC.

       For pro forma disclosure purposes, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       At September 30, 1997 the Company has approximately $3,000,000 of state net operating loss carryforwards which expire through 2010. There are no significant deferred income tax expense or benefit items at September 30, 1997. Due to the uncertainty related to the realization of net operating loss carryforwards management considers it more likely than not that all of the resulting deferred tax asset will not be realized and a valuation allowance has been recorded for the full amount of the carryforward.

       Reclassifications

       Certain prior balances have been reclassified to conform to current presentation.


(3)    Debt

       As of September 30, 1997, the Company had a revolving credit agreement with American National Bank with a borrowing limit of $1,750,000 bearing interest at the prime rate. The note was due August 31, 1997 and is subject to the terms of the bank's general security agreement. The note is guaranteed by the stockholder. The borrowings at September 30, 1997 were $1,725,000.

       The Company's debt consists of the following at September 30, 1997:

          Note  payable  to  American  National  Bank due on
            December   31,   1998,   with  fixed   quarterly
            principal  payments of $125,000 plus interest on
            the unpaid  balance at prime (8.25% at March 31,
            1997),  secured  by  all of  the  assets  of the
            Company  and  guaranteed  by the  stockholder             $1,625,000

          Note  payable  to  American  National  Bank due on
            December 31, 1999, with fixed monthly  principal
            payments of $12,500 plus  interest on the unpaid
            balance  at prime  (8.25%  at March  31,  1997),
            secured by all of the assets of the  Company and
            guaranteed by the stockholder                                637,500

                                                                      ----------

                                                                      $3,987,500
                                                                      ==========


       All debt is classified as current.

       All borrowings are collateralized by a general security agreement covering substantially all assets of the Company. The loans have certain covenants among which are maintenance of minimum levels of net worth and cash flow coverage, as defined. The Company is in technical violation of certain covenants related to this debt, but it has received a forbearance of the remedy provisions of the debt through December 15, 1997.

                                HEALTHSTAR, INC.

(4)    Due to Stockholder

       At September 30, 1997, the amount due to the sole shareholder of the Company was $2,474,937. This debt is unsecured. Interest was paid periodically at a rate of 6.75% until December 1995 when the rate changed to 8.0%.

       The note has no scheduled repayment terms and is subordinated to the debt of the bank.


(5)    Commitments and Contingencies

       The Company leases its facilities and certain office equipment under various operating leases. The lease terms vary from one to 10 years. Rent expense under such operating leases amounted to $652,446.

       The Company has an employee medical benefit plan to self-insure claims up to $65,000 per year for each individual covered. Claims above $65,000 are covered by a stop - loss insurance policy. At September 30, 1997, management believes that the Company has made provisions sufficient to cover estimated claims, including claims incurred but not yet reported.

       Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment or remediation can be reasonably estimated. The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


         The Unaudited Pro Forma Condensed Consolidated Statements of Operations set forth herein present the results of operations of the March 31, 1997 consolidated entity, assuming the acquisition of HealthStar, Inc. occurred on April 1, 1996, for the operating statements for the year ended March 31, 1997 and the six months ended September 30, 1997. The Unaudited Pro Forma Condensed Consolidated Balance Sheet set forth herein presents the financial position of the consolidated entity assuming the acquisition of HealthStar occurred on September 30, 1997. Adjustments necessary to reflect these assumptions and to restate the historical consolidated balance sheet and results of operations are presented in the Pro Forma Adjustments columns, which are further described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

         The unaudited pro forma condensed consolidated financial statements assume that the transaction was completed on the dates indicated, however, under the terms of the Purchase Agreement there are certain contractual adjustments which will be measured 90 days after the acquisition date and the purchase price will be adjusted accordingly. The unaudited pro forma condensed consolidated financial statements presented herein do not reflect any adjustments related to the contractual adjustment period.

         The historical financial information for Champion is derived from the audited consolidated financial statements of Champion as of and for the year ended March 31, 1997, and the unaudited consolidated financial statements of Champion as of and for the six months ended September 30, 1997. The historical financial information for HealthStar is derived from the audited financial statements of HealthStar as of and for the year ended March 31, 1997, and the unaudited financial statements of HealthStar as of and for the six months ended September 30, 1997.

         The following information does not purport to present the financial position or results of operations of HealthStar and Champion had the acquisition and the other events assumed therein occurred on the dates specified, nor is it necessarily indicative of the results of operations as they may be in the future or as they may have been had the acquisition and such other events been consummated on the dates shown. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on certain assumptions and adjustments described in the related Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements and should be read in conjunction with the Purchase Agreement and the audited and unaudited historical financial statements and notes thereto of HealthStar and Champion.

                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                             As of September 30, 1997
                                                      ASSETS

                                            HealthStar        ARM      HealthStar, as    Champion
                                            Historical    Adjustment(A)   Adjusted      Historical       Total
                                           ------------   ------------  ------------   ------------  ------------

Current Assets
 Cash and cash equivalents ..............  $    481,360   $       --    $    481,360   $    363,275  $    844,635
Trade accounts receivable, net ..........     2,197,730        226,378     1,971,352        300,659     2,272,011
Other current assets ....................        27,227           --          27,227         16,761        43,988
                                           ------------   ------------  ------------   ------------  ------------
      Total current assets ..............     2,706,317        226,378     2,479,939        680,695     3,160,634
Property and equipment, net .............     1,178,616        386,946       791,670        162,993       954,663
Other assets ............................        37,730          5,796        31,934        414,135       446,069
Goodwill ................................          --             --            --             --            --
                                           ------------   ------------  ------------   ------------  ------------
                                           $  3,922,663   $    619,120  $  3,303,543   $  1,257,823  $  4,561,366
                                           ============   ============  ============   ============  ============

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable ......................  $  1,707,762   $    224,646  $  1,483,116   $    165,774  $  1,648,890
  Accrued expenses ......................     1,104,723        151,095       953,628         66,950     1,020,578
  Note payable ..........................     3,987,500           --       3,987,500           --       3,987,500
  Current portion of long-term debt .....          --             --            --             --            --
  Other current liabilities .............     1,486,823           --       1,486,823           --       1,486,823
                                           ------------   ------------  ------------   ------------  ------------
      Total current liabilities .........     8,286,808        375,741     7,911,067        232,724     8,143,791
Due to shareholder ......................     2,474,937           --       2,474,937           --       2,474,937
Long term debt, less current portion ....          --             --            --             --            --
                                           ------------   ------------  ------------   ------------  ------------
Total liabilities .......................    10,761,745        375,741    10,386,004        232,724    10,618,728
Shareholders' equity
  Common stock ..........................        14,000           --          14,000          5,473        19,473
  Additional paid in capital ............       201,000           --         201,000        874,897     1,075,897
  Retained earnings (accumulated deficit)    (7,054,082)       243,378    (7,297,460)       144,729    (7,152,731)
                                           ------------   ------------  ------------   ------------  ------------
      Total shareholders' equity ........    (6,839,082)       243,378    (7,082,460)     1,025,099    (6,057,361)
                                           ------------   ------------  ------------   ------------  ------------
Total liabilities and
   shareholders' equity .................  $  3,922,663   $    619,120  $  3,303,543   $  1,257,823  $  4,561,366
                                           ============   ============  ============   ============  ============

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As of September 30, 1997
                                     ASSETS

                                            Pro Forma             Pro Forma
                                           Adjustments          Consolidated
                                           ------------         ------------

Current Assets
 Cash and cash equivalents ..............  $   (287,291)(C)     $    557,344
Trade accounts receivable, net ..........          --              2,272,011
Other current assets ....................          --                 43,988
                                           ------------         ------------
      Total current assets ..............      (287,291)           2,873,343
Property and equipment, net .............     2,026,271(D)         2,980,934
Other assets ............................       520,000(C)           966,069
Goodwill ................................     9,034,093(D)         9,034,093
                                           ------------         ------------
                                           $ 11,293,073         $ 15,854,439
                                           ============         ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable ......................          --           $  1,648,890
  Accrued expenses ......................       607,872(D)         1,628,450
  Note payable ..........................    (3,987,500)(B)             --
  Current portion of long-term debt .....       422,678(C)           422,678
  Other current liabilities .............     1,486,823
                                           ------------         ------------
      Total current liabilities .........    (2,956,950)           5,186,841
Due to shareholder ......................    (2,474,937)(B)             --
Long term debt, less current portion ....     6,200,000(C)         6,200,000
                                           ------------         ------------
Total liabilities .......................       768,113           11,386,841
Shareholders' equity
  Common stock ..........................       (13,617)(B)(D)         5,856
  Additional paid in capital ............     3,241,117(B)         4,317,014
  Retained earnings (accumulated deficit)     7,297,460(B)           144,729
                                           ------------         ------------
      Total shareholders' equity ........    10,524,960            4,467,599
                                           ------------         ------------
Total liabilities and
   shareholders' equity .................  $ 11,293,073         $ 15,854,439
                                           ============         ============

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                        For the Year Ended March 31, 1997

                                            HealthStar        ARM       HealthStar, as    Champion
                                            Historical   Adjustment (A)    Adjusted      Historical      Total
                                           ------------   ------------   ------------   ------------  ------------

                                           (Dollars, except share data)
 Net revenues ...........................  $ 19,180,704   $  4,392,075   $ 14,788,629   $  2,286,208  $ 17,074,837
Cost of services ........................     3,517,526        454,723      3,062,803        996,602     4,059,405
                                           ------------   ------------   ------------   ------------  ------------
      Gross profit from operations ......    15,663,178      3,937,352     11,725,826      1,289,606    13,015,432
 General and administrative expenses ....    17,778,427      3,723,906     14,054,521      1,171,239    15,225,760
                                           ------------   ------------   ------------   ------------  ------------
      Earnings (loss) from operations ...    (2,115,249)       213,446     (2,328,695)       118,367    (2,210,328)
 Other expenses, net ....................     2,438,425           --        2,438,425           --       2,438,425
                                           ------------   ------------   ------------   ------------  ------------
      Earnings (loss) before income taxes    (4,553,674)       213,446     (4,767,120)       118,367    (4,648,753)
 Income tax .............................          --             --             --           15,000        15,000
                                           ------------   ------------   ------------   ------------  ------------
       Net earnings (loss) ..............  $ (4,553,674)  $    213,446   $ (4,767,120)  $    103,367  $ (4,663,753)
                                           ============   ============   ============   ============  ============
 Earnings (loss) per common share .......  $    (697.24)                 $    (729.92)  $       0.03
                                           ============                  ============   ============
Weighted average number of common
 shares outstanding......................         6,531                         6,531      3,018,000
                                           ============                  ============   ============

                                           Pro Forma         Pro Forma
                                           Adjustment       Consolidated
                                          ------------      ------------

 Net revenues ...........................                   $ 17,074,837
Cost of services ........................                      4,059,405
                                                            ------------
      Gross profit from operations ......                     13,015,432
 General and administrative expenses ....   (5,158,433)(E)    10,067,327
                                                            ------------
      Earnings (loss) from operations ...                      2,948,105
 Other expenses, net ....................      364,653(F)      2,803,078
                                                            ------------
      Earnings (loss) before income taxes                        145,027
 Income tax .............................                         15,000
                                                            ------------
       Net earnings (loss) .............. $ (4,793,780)     $    130,027
                                          ============      ============
 Earnings (loss) per common share .......                   $       0.04
                                                            ============
Weighted average number of common
 shares outstanding......................                      3,400,500
                                                            ============

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                   For the Six Months Ended September 30, 1997


                                            HealthStar      ARM       HealthStar, as  Champion
                                            Historical  Adjustment (A)   Adjusted    Historical      Total
                                           -----------  -------------- -----------   -----------  -----------
                                           (Dollars, except per share data)
 Net revenues ...........................  $ 8,562,222   $ 1,149,761   $ 7,412,461   $ 1,392,946  $ 8,805,407
Cost of services ........................    1,643,205       150,465     1,492,740       528,062    2,020,802
                                           -----------   -----------   -----------   -----------  -----------
      Gross profit from operations ......    6,919,017       999,296     5,919,721       864,884    6,784,605
General and administrative expenses .....    8,295,711     1,200,716     7,094,995       798,423    7,893,418
                                           -----------   -----------   -----------   -----------  -----------
      Earnings (loss) from operations ...   (1,376,694)     (201,420)   (1,175,274)       66,461   (1,108,813)
 Other expenses, net ....................      214,351          --         214,351          --        214,351
                                           -----------   -----------   -----------   -----------  -----------
      Earnings (loss) before income taxes   (1,591,045)     (201,420)   (1,389,625)       66,461   (1,323,164)
 Income tax .............................         --            --            --          10,000       10,000
                                           -----------   -----------   -----------   -----------  -----------
       Net earnings (loss) ..............  $(1,591,045)  $  (201,420)  $(1,389,625)  $    56,461  $(1,333,164)
                                           ===========   ===========   ===========   ===========  ===========
 Earnings (loss) per common share........  $   (243.61)                $   (212.77)       $ 0.01
                                           ===========                 ===========   ===========
Weighted average number of common
    shares outstanding...................        6,531                       6,531     5,473,302
                                           ===========                 ===========   ===========

                                           Pro Forma      Pro Forma
                                           Adjustment    Consolidated
                                          -----------    ------------

Net revenues ...........................                 $ 8,805,407
Cost of services ........................                  2,020,802
                                                         -----------
     Gross profit from operations ......                   6,784,605
General and administrative expenses .....(1,376,336)(E)    6,517,082
                                                         -----------
     Earnings (loss) from operations ...                     267,523
Other expenses, net ....................    163,690(F)       378,041
                                                         -----------
     Earnings (loss) before income taxes                    (110,518)
Income tax .............................                      10,000
                                                         -----------
      Net earnings (loss) ..............                 $  (120,518)
                                                         ===========
Earnings (loss) per common share........                 $     (0.02)
                                                         ===========
Weighted average number of common
   shares outstanding...................                   5,855,802
                                                         ===========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

The December 15, 1997 Purchase Agreement whereby Champion Financial Corporation acquired the outstanding stock of HealthStar, Inc. specifies that the assets and liabilities of Accelerated Receivables Management, a division of HealthStar, will remain with the former owner of HealthStar. As such, the Unaudited Pro Forma Condensed Consolidated Financial Statements reflect a columnar adjustment to the historical HealthStar financial statements. The unaudited pro forma condensed consolidated financial statements assume that the transaction was completed on the dates indicated, however, under the terms of the Purchase Agreement there are certain contractual adjustments which will be measured 90 days after the acquisition date and the purchase price will be adjusted accordingly. The unaudited pro forma condensed consolidated financial statements herein do not reflect any adjustments related to the contractual adjustment period. All pro forma adjustments have been prepared assuming that the acquisition of HealthStar occurred on April 1, 1996 for the statements of operations and on September 30, 1997 for balance sheet purposes.

(A) To record the effect of removing the recorded balances related to Accelerated Receivables Management (ARM) which are not included in the assets acquired and the liabilities assumed under the terms of the Purchase Agreement.

(B) To reflect the elimination of the historical common stock, retained earnings, bank debt, shareholder loan and to include the issuance of new common stock to the previous owner of HealthStar.

(C) To reflect the effect of the indebtedness incurred as a result of the acquisition:

                  Seller note at 8.0% annual interest rate          $122,678
                    (classified as current)
                  Senior subordinated convertible debt
                    at annual interest rate of 8.00%, due 12/99    4,000,000
                  Term loan with bank at 8.00%, due 3/01
                   ($ 300,000 of which is classified
                    as current)                                    2,500,000
                                                                   ---------
                                                                  $6,622,678
                                                                   =========

         In addition, Champion paid $520,000 of financing costs related to the senior subordinated convertible debt and the term loan which has been capitalized and will be amortized over the life of the related debt.

(D) To reflect the excess of purchase cost over net assets acquired assuming the following:

                  Purchase Cost:
                           Cash                             $ 6,000,000
                           Common stock issued to seller      3,442,500
                           Seller note                          122,678
                           Transaction and related costs        843,227
                                                            -----------
                                                            $10,408,405
                                                            ===========
                           Liabilities assumed
                           (September 30, 1997)               3,923,567
                                                            -----------
                                                            $14,331,972
                                                            ===========


                  Allocated to:
                           Current assets                   $ 2,479,938
                           Property & Equipment               2,817,941
                           Goodwill                           9,034,093
                                                            -----------
                                                            $14,331,972
                                                            ===========


(E)      To reflect the impact on the statement of operations for the following:

                                           Six Months Ended          Year Ended
                                          September 30, 1997       March 31,1997
                                          ------------------       -------------
 Amortization of goodwill                     $   225,852         $   451,705
 Depreciation                                     201,281             402,563
 Elimination of payroll costs                  (1,040,412)         (2,218,993)
 Elimination of other operating expenses         (400,000)           (850,000)
 Elimination of leases and other
     operating costs for closed offices          (186,000)           (372,000)
 Elimination of historical depreciation
     and amortization                            (177,057)         (2,571,708)
                                              -----------         -----------
                                              $(1,376,336)        $(5,158,433)
                                              ===========         ===========

 Goodwill is amortized over a 20 year period

(F)      To  reflect   adjustment  for  interest  cost  on  the  new  notes  and
         amortization of the deferred financing costs offset by a reduction in the interest expense of debt that was paid at the acquisition date as follows:

                                              Six Months Ended      Year Ended
                                             September 30, 1997   March 31, 1997
                                             ------------------   --------------
Interest expense on new notes                     $ 251,375         $ 535,939
Amortization of deferred financing costs            126,666           253,333
Reduction in interest expense for debt
  paid off at acquisition date                     (214,351)         (424,619)
                                                  ---------         ---------
                                                   $163,690         $ 364,653
                                                  =========         =========

                                    EXHIBITS
     Exhibit No.

         2.1 Stock Purchase Agreement by and among Champion Financial Corporation, HealthStar, Inc., and Thomas H. Stateman, dated December 8, 1997.

         10.1     Champion Financial Corporation Subordinated
                  Promissory Note.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CHAMPION FINANCIAL CORPORATION


February 27, 1998                 By       /s/ Paul F. Caliendo
                                           -----------------------
                                           Paul F. Caliendo
                                           President and Chief Executive Officer